UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2006

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32389	41-2111139
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

10172 Linn Station Road,
Louisville, Kentucky 40223
(Address of Principal Executive Offices)

(502) 426-4800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

          On March 20, 2006, NTS Realty Holdings Limited Partnership (“NTS Realty”) issued a press release to announce that the board of directors of its managing general partner, NTS Realty Capital, Inc., approved a first quarter distribution of $0.10 per unit on NTS Realty’s limited partnership units. The distribution will be paid on April 14, 2006, to limited partners of record at the close of business on March 31, 2006. In addition, the board of directors scheduled the annual meeting of NTS Realty’s limited partners for June 13, 2006. All limited partners of record as of April 17, 2006, will be invited to attend the meeting, which will be held in Louisville, Kentucky. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: See Above
(b)	Pro Forma Financial Information: See Above
(c)	Exhibits:

	Exhibit No.	Description
	99.1	Press release of NTS Realty Holdings Limited Partnership, dated March 20, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:		NTS Realty Capital, Inc.,
Its:		Managing General Partner

/s/ Gregory A. Wells

	By:	Gregory A. Wells
	Its:	Executive Vice President and CFO

	Date:	March 22, 2006

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